UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2022

VELODYNE LIDAR, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38703	83-1138508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5521 Hellyer Avenue San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

(669) 275-2251

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Common stock, $0.0001 par value	VLDR	The Nasdaq Stock Market LLC
Warrants, each exercisable for three-quarters of one share of common stock	VLDRW	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights	—	(1)

(1)	Attached to the Common Stock.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On November 4, 2022, Velodyne Lidar, Inc., a Delaware corporation (“Velodyne” or the “Company”), Ouster, Inc., a Delaware corporation (“Ouster”), Oban Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Ouster (“Merger Sub I”), and Oban Merger Sub II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Ouster (“Merger Sub II”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions specified therein, Merger Sub I will be merged with and into Velodyne (the “First Merger”), with Velodyne surviving the First Merger as a direct, wholly owned subsidiary of Ouster (the “Surviving Corporation”), and as soon as practicable following the First Merger, the Surviving Corporation will be merged with and into Merger Sub II with Merger Sub II surviving as a direct, wholly owned subsidiary of Ouster (the “Second Merger”, and together with the First Merger, the “Mergers”).

The board of directors of each of Ouster and Velodyne has approved the Merger Agreement and the transactions contemplated thereby.

Merger Consideration

At the effective time of the First Merger (the “Effective Time”), (i) each share of common stock, par value $0.0001 per share, of Velodyne (“Velodyne Common Stock”) issued and outstanding immediately prior to the Effective Time (other than the shares that are owned by Velodyne, Ouster, Merger Sub I or Merger Sub II or any wholly owned subsidiary of Velodyne, Ouster, Merger Sub I or Merger Sub II will be converted into the right to receive 0.8204 (the “Exchange Ratio”) validly issued, fully paid and non-assessable shares of common stock, par value $0.0001 per share, of Ouster (the “Ouster Common Stock”, and such shares the “Velodyne Common Stock Merger Consideration”) and (ii) each share of preferred stock, par value $0.0001 per share, of Velodyne (“Velodyne Preferred Stock”) issued and outstanding immediately prior to the Effective Time (other than the shares that are owned by Velodyne, Ouster, Merger Sub I or Merger Sub II or any wholly owned subsidiary of Velodyne, Ouster, Merger Sub I or Merger Sub II will be cancelled for no consideration. No fractional shares of Ouster Common Stock will be issued in the Mergers, and Velodyne stockholders will receive cash in lieu of any fractional shares as part of the Velodyne Common Stock Merger Consideration, as specified in the Merger Agreement. Each share of Ouster Common Stock issued upon conversion of a share of Velodyne Common Stock, as described in this paragraph, that is subject to a substantial risk of forfeiture within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended (“Velodyne Restricted Stock”) will be subject to the same substantial risk of forfeiture and will have the same terms and conditions, including vesting, as applied to the Velodyne Restricted Stock immediately prior to the Effective Time (“Ouster Restricted Stock”), except that any performance goals applicable to Velodyne Restricted Stock will be deemed achieved at the greater of target and actual performance and, as of the Effective Time, the Ouster Restricted Stock issued on conversion of Velodyne Restricted Stock that was originally scheduled to vest based on performance goals will be subject solely to the service-based vesting schedule otherwise applicable to the Velodyne Restricted Stock.

The Exchange Ratio will result in Velodyne equityholders and Ouster equityholders owning approximately 50% and 50%, respectively, of the fully diluted shares of Ouster Common Stock following the Effective Time.

Also at the Effective Time, outstanding options to acquire shares of Velodyne Common Stock (“Velodyne Options”), awards of Velodyne restricted stock units covering Velodyne Common Stock (“Velodyne RSU Awards”) and outstanding warrants to purchase shares of Velodyne Common Stock (“Velodyne Warrants”) will be assumed by Ouster.

All Velodyne Options held by individuals who are eligible to be included as an “employee” in a registration statement filed on Form S-8 immediately following the Effective Time (“Continuing Service Providers”) will be converted into a stock option to purchase shares of Ouster Common Stock (“Ouster Option”) with the same terms and conditions as applied to the option immediately prior to the Effective Time; however, each Ouster Option will cover a number of shares of Ouster Common Stock equal to the product of the number of shares of Velodyne Common Stock subject to the Velodyne Option and the Exchange Ratio and will have an exercise price per share equal to the amount obtained by dividing the per-share exercise price of the Velodyne Option by the Exchange Ratio. Each Velodyne Option that is not held by a Continuing Service Provider will terminate immediately prior to the Effective Time for no consideration.

All Velodyne RSU Awards held by Continuing Service Providers will be converted into an award of restricted stock units covering Ouster Common Stock (each, an “Ouster RSU Award”) with the same terms and conditions as applied to the Velodyne RSU Award immediately prior to the Effective Time; however, the Ouster RSU Awards will cover a number of shares of Ouster Common Stock equal to the product of the number of shares of Velodyne Common Stock subject to the Velodyne RSU Award and the Exchange Ratio. Each Velodyne RSU Award that is not held by a Continuing Service Provider will terminate immediately prior to the Effective Time for no consideration.

All shares of Velodyne Restricted Stock and all Velodyne RSU Awards held by non-employee members of the Velodyne Board (as defined below) will vest in full and become free of any restrictions, including any risk of forfeiture, as of the Effective Time and will be treated as shares of Velodyne Common Stock under the Merger Agreement.

All Velodyne Warrants will be converted into a warrant to acquire Ouster Common Stock (“Ouster Warrant”) with the same terms and conditions as applied to the warrant immediately prior to the Effective Time; however, the Ouster Warrant will cover a number of shares of Ouster Common Stock equal to the product of the number of shares of Velodyne Common Stock subject to the Velodyne Warrant and the Exchange Ratio and will have an exercise price per share equal to the amount obtained by dividing the per share exercise price of the Velodyne Warrant by the Exchange Ratio.

Governance

The Merger Agreement provides that, upon the closing of the Mergers, the board of directors of Ouster (the “Post-Closing Ouster Board”) will be comprised of eight members, consisting of (i) four directors designated by the board of directors of Velodyne (the “Velodyne Board”), and (ii) four directors designated by the board of directors of Ouster (the “Ouster Board”), one of which will be Angus Pacala, Ouster’s current chief executive officer. Theodore Tewksbury, the current chief executive officer of Velodyne, will be appointed executive chairman of the Post-Closing Ouster Board. Each director designee (other than the chief executive officer of Velodyne or Ouster immediately prior to the Effective Time) must qualify as in “independent director”, as defined in Section 303A.02 of the New York Stock Exchange (the “NYSE”) Listed Company Manual.

The Merger Agreement provides that Mr. Pacala will remain Chief Executive Officer of Ouster after the closing of the Mergers.

Conditions to the Mergers

The consummation of the Mergers is subject to customary closing conditions, including (i) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of all outstanding shares of Velodyne capital stock entitled to vote thereon, (ii) the approval of the issuance of shares of Ouster Common Stock (including securities convertible into or exercisable for shares of Ouster Common Stock) in connection with the First Merger by the affirmative vote of the holders of a majority of all outstanding shares of Ouster Common Stock entitled to vote thereon and present in person or represented by proxy at the special meeting of stockholders of Ouster (the “Ouster Stockholders Meeting”), (iii) the absence of any adverse law or order promulgated, entered, enforced, enacted or issued by any governmental entity that prohibits, restrains or makes illegal the consummation of the Merger, (iv) the shares of Ouster Common Stock to be issued in the First Merger being approved for listing on the NYSE, (v) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (if applicable), (vi) the U.S. Securities and Exchange Commission (the “SEC”) having declared effective the Form S-4 Registration Statement filed by Ouster, which will contain the joint proxy statement/prospectus of the parties in connection with the Mergers, (vii) subject to certain materiality exceptions, the accuracy of certain representations and warranties of each of Velodyne and Ouster contained in the Merger Agreement and the compliance by each party with the covenants contained in the Merger Agreement, (viii) the receipt of certain opinions from legal counsel regarding the intended tax treatment of the Mergers and (ix) the absence of a continuing material adverse effect with respect to each of Velodyne and Ouster. The parties expect that the Mergers will be completed in the first half of 2023.

Reverse Stock Split

Ouster is permitted, upon mutual agreement of Ouster and Velodyne, to include a proposal at the Ouster Stockholders Meeting to amend its Certificate of Incorporation to authorize the Ouster Board to effect, following the closing of the Mergers, a reverse stock split of all outstanding shares of Ouster Common Stock at a reverse stock split ratio as jointly determined by Ouster and Velodyne (the “Ouster Reverse Stock Split”).

Litigation

Velodyne and Ouster have agreed that no later than seven days after the execution of the Merger Agreement, each will cooperate to take certain actions in connection with dismissing pending litigation matters between Ouster and Velodyne and moving to terminate United States International Trade Commission Investigation No. 337-TA-1332.

Certain Other Terms of the Merger Agreement

Velodyne, Ouster, Merger Sub I and Merger Sub II each made certain representations, warranties and covenants in the Merger Agreement, including, among other things, covenants by Velodyne and Ouster to conduct their businesses in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Mergers, to refrain from taking certain actions specified in the Merger Agreement and to use reasonable best efforts to cause the conditions of the Mergers to be satisfied.

Neither Velodyne nor Ouster is permitted to solicit, initiate or knowingly encourage or induce, or take any other action designed to facilitate, any competing transaction proposals from third parties or to engage in discussions or negotiations with third parties regarding any competing transaction proposals, subject to certain exceptions. Each party’s board of directors may change its recommendation to its stockholders in response to a superior proposal or an intervening event if the board of directors determines in good faith that the failure to take such action would constitute a breach of the directors’ fiduciary duties under applicable law.

The Merger Agreement provides for certain termination rights for both Velodyne and Ouster. Upon termination of the Merger Agreement under certain specified circumstances, Velodyne or Ouster may be required to pay the other party a termination fee of $7.0 million.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Velodyne or Ouster or to modify or supplement any factual disclosures about Velodyne or Ouster in its public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of Velodyne and Ouster made solely for the purposes of the Merger Agreement and which may be subject to important qualifications and limitations agreed to by Velodyne and Ouster in connection with the negotiated terms of the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to Velodyne’s or Ouster’s SEC filings. In addition, the representations and warranties were made for purposes of allocating risk among the parties to the Merger Agreement and should not be relied upon as establishing factual matters.

Voting Agreement

Simultaneously with the execution of the Merger Agreement, Velodyne’s directors and officers entered into a voting and support agreement with Ouster (the “Velodyne Stockholders Support Agreement”), and Banyan Venture Holdings, a stockholder of Ouster, and Ouster’s directors and officers entered into a Voting and Support Agreement with Velodyne (the “Ouster Stockholders Support Agreement”).

Pursuant to the Velodyne Stockholders Support Agreement, Velodyne’s directors and officers have agreed, among other things, to vote their respective shares in favor of (i) adoption of the Merger Agreement and (ii) any proposal to adjourn or postpone such meeting of stockholders of Velodyne to a later date or dates as necessary, and against any proposal in opposition to, or in competition with the Mergers and the transactions contemplated by the Merger Agreement and any other action, agreement or transaction that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone or discourage the transactions contemplated by the Merger Agreement or the performance by Velodyne of its obligations under the Merger Agreement or by the signing stockholder of its obligations under the Velodyne Stockholders Support Agreement.

Pursuant to the Ouster Stockholders Support Agreement, Banyan Venture Holdings and Ouster’s directors and officers have agreed, among other things, to vote their respective shares in favor of (i) the issuance of shares of Ouster Common Stock in connection with the Mergers pursuant to the Merger Agreement, (ii) if so mutually elected by Ouster and Velodyne, an amendment to Ouster’s certificate of incorporation to authorize the Ouster Board to effect, following the closing of the Mergers, the Ouster Reverse Stock Split and (iii) any proposal to adjourn or postpone such meeting of Ouster stockholders to a later date or dates as necessary, and against any proposal in opposition to, or in competition with the Mergers and the transactions contemplated by the Merger Agreement and any other action, agreement or transaction that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone or discourage the transactions contemplated by the Merger Agreement or the performance by Ouster of its obligations under the Merger Agreement or by the signing stockholder of its obligations under the Ouster Stockholders Support Agreement.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Velodyne Stockholders Support Agreement and Ouster Stockholders Support Agreement, which are attached hereto as Exhibit 99.2 and Exhibit 10.1, respectively, and are incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On November 7, 2022, Velodyne and Ouster issued a joint press release (the “Press Release”) announcing the execution of the Merger Agreement, which Press Release includes certain information related to the companies’ financial condition as of September 30, 2022. The Press Release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 2.02, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Velodyne under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information contained in this Item 2.02, including Exhibit 99.1.

Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) contains forward-looking statements within the meaning of the federal securities law. Such statements are based upon current plans, estimates and expectations of the management of Ouster and Velodyne that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than historical facts, including statements regarding the expected timing of the closing of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions; the expected benefits of the proposed transaction; the cash position of the combined company; the competitive ability and position of the combined company; and any assumptions underlying any of the foregoing, are forward-looking statements. Important factors that could cause actual results to differ materially from Ouster’s and Velodyne’s plans, estimates or expectations could include, but are not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Ouster’s and Velodyne’s businesses and the price of their respective securities; (ii) uncertainties as to the timing of the consummation of the proposed transaction and the potential failure to satisfy the conditions to the consummation of the proposed transaction, including obtaining stockholder and regulatory approvals; (iii) the proposed transaction may involve unexpected costs, liabilities or delays; (iv) the effect of the announcement, pendency or completion of the proposed transaction on the ability of Ouster or Velodyne to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Ouster or Velodyne does business, or on Ouster’s or Velodyne’s operating results and business generally; (v) Ouster’s or Velodyne’s respective businesses may suffer as a result of uncertainty surrounding the proposed transaction and disruption of management’s attention due to the proposed transaction; (vi) the outcome of any legal proceedings related to the proposed transaction or otherwise, or the impact of the proposed transaction thereupon; (vii) Ouster or Velodyne may be adversely affected by other economic, business, and/or competitive factors; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement and the proposed transaction; (ix) restrictions during the pendency of the proposed transaction that may impact Ouster’s or Velodyne’s ability to pursue certain business opportunities or strategic transactions; (x) the risk that Ouster or Velodyne may be unable to obtain governmental and regulatory approvals required for the proposed transaction, or that required governmental and regulatory approvals may delay the consummation of the proposed transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; (xi) risks that the anticipated benefits of the proposed transaction or other commercial opportunities may otherwise not be fully realized or may take longer to realize than expected; (xii) the impact of legislative, regulatory, economic, competitive and technological changes; (xiii) risks relating to the value of the Ouster shares to be issued in the proposed transaction; (xiv) the risk that integration of the proposed transaction post-closing may not occur as anticipated or the combined company may not be able to achieve the growth prospects and synergies expected from the proposed transaction, as well as the risk of potential delays, challenges and expenses associated with integrating the combined company’s existing businesses; (xv) exposure to inflation, currency rate and interest rate fluctuations and risks associated with doing business locally and internationally, as well as fluctuations in the market price of Ouster’s and Velodyne’s traded securities; (xvi) the impact of the COVID-19 pandemic on Ouster’s and Velodyne’s business and general economic conditions; (xvii) the market for and adoption of lidar and related technology and the combined company’s ability to compete in a market that is rapidly evolving and subject to technological developments; (xviii) the impact of cost increases and supply chain shortages in the components needed for the production of lidar products and related technology; and (xix) the unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Ouster’s and Velodyne’s response to any of the aforementioned factors. Additional factors that may affect the future results of Ouster and Velodyne are set forth in their respective filings with the SEC, including each of Ouster’s and Velodyne’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. See in particular Ouster’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 in Part I, Item 1A, “Risk Factors,” as updated by Ouster’s most recent Quarterly Report on Form 10-Q in Part II, Item 1A, “Risk Factors” and Velodyne’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, in Part I, Item 1A, “Risk Factors.” The risks and uncertainties described above and in the SEC filings cited above are not exclusive and further information concerning Ouster and Velodyne and their respective businesses, including factors that potentially could materially affect their respective businesses, financial conditions or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements.

Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this Form 8-K. While Ouster and Velodyne may elect to update such forward-looking statements at some point in the future, they disclaim any obligation to do so, other than as may be required by law, even if subsequent events cause their views to change.

Additional Information

In connection with the proposed transaction, Ouster and Velodyne plan to file with the SEC and mail or otherwise provide to their respective stockholders a joint proxy statement/prospectus regarding the proposed transaction (as amended or supplemented from time to time, the “Joint Proxy Statement/Prospectus”). INVESTORS AND OUSTER’S AND VELODYNE’S RESPECTIVE STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF OUSTER AND VELODYNE WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain a free copy of the Joint Proxy Statement/Prospectus and other documents containing important information about Ouster and Velodyne, once such documents are filed with the SEC, from the SEC’s website at www.sec.gov. Ouster and Velodyne make available free of charge at www.ouster.com and www.velodynelidar.com, respectively (in the “Investors” section), copies of materials they file with, or furnish to, the SEC.

No Offer or Solicitation

This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Participants in the Solicitation

Ouster, Velodyne and their respective directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of Ouster and Velodyne in connection with the proposed transaction. Securityholders may obtain information regarding the names, affiliations and interests of Ouster’s directors and executive officers in Ouster’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 28, 2022, and its definitive proxy statement for the 2022 annual meeting of stockholders, which was filed with the SEC on April 27, 2022. Securityholders may obtain information regarding the names, affiliations and interests of Velodyne’s directors and executive officers in Velodyne’s definitive proxy statement for the 2022 annual meeting of stockholders, which was filed with the SEC on April 29, 2022. Additional information regarding the interests of such individuals in the proposed transaction will be included in the Joint Proxy Statement/Prospectus relating to the proposed transaction when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, Ouster’s website at www.ouster.com and Velodyne’s website at www.velodynelidar.com.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated November 4, 2022, by and among Velodyne Lidar, Inc., Ouster, Inc., Oban Merger Sub, Inc. and Oban Merger Sub II LLC.*

10.1	Form of Voting and Support Agreement, dated November 4, 2022, by and between Velodyne Lidar, Inc. and each Ouster stockholder party thereto.

99.1	Press Release, dated November 7, 2022.

99.2	Form of Voting and Support Agreement, dated November 4, 2022, by and between Ouster, Inc. and each Velodyne stockholder party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish copies of such schedules to the SEC upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELODYNE LIDAR, INC.

November 7, 2022	By:	/s/ Daniel Horwood
Daniel Horwood
General Counsel and Secretary